UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 29, 2012

EXPEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51447	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 108th Avenue NE

Bellevue, Washington 98004

(Address of principal executive offices) (Zip code)

(425) 679-7200

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 29, 2012 Pamela L. Coe was elected to the Board of Directors of Expedia, Inc. (“Expedia”). Liberty Interactive Corporation (“Liberty”), a stockholder of Expedia, has the contractual right to nominate two directors for election to the Board so long as certain stock ownership requirements are satisfied. Liberty has designated Ms. Coe as one such nominee, succeeding Dr. John C. Malone, whose resignation became effective immediately prior to Ms. Coe’s election.

Ms. Coe joined Liberty in January of 2007 as Deputy General Counsel and currently serves as Vice President, Deputy General Counsel and Secretary, with responsibility for the management of a wide variety of legal, corporate governance, government affairs and compliance matters. Prior to joining Liberty, Ms. Coe provided legal services to Liberty on a consultancy basis for three years having previously served as Senior Counsel, Finance at Liberty’s predecessor parent company, Tele-Communications, Inc. (“TCI”) for seven years. Prior to her tenure at TCI, Ms. Coe was a partner in a major San Francisco-based law firm, specializing in corporate, securities and banking law. Ms. Coe received her B.S. degree in finance from Arizona State University and her J.D. from the UCLA School of Law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Executive Vice President, General Counsel and Secretary

Dated: November 29, 2012